Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of CommunitySouth Bancshares, Inc. on Form SB-2 of our report, dated June 30, 2004, related to the financial statements as of June 15, 2004 and for the period from March 30, 2004 (inception) through June 15, 2004, appearing in the Registration Statement (Form SB-2 No. 333-117053 as amended) and the related Prospectus, which is incorporated by reference into this Registration Statement pursuant to Rule 462(b) under the Securities Act.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ Elliott Davis LLC

Greenville, South Carolina
November 29, 2004